Exhibit 99.1

Barnes & Noble Reports Fiscal 2010 Second Quarter Financial Results

Declares Quarterly Dividend

NEW YORK--(BUSINESS WIRE)--November 24, 2009--Barnes & Noble, Inc. (NYSE: BKS), the world’s largest bookseller, today reported sales and earnings for its fiscal 2010 second quarter ended October 31, 2009. Additionally, the company also announced that its Board of Directors has declared a quarterly cash dividend of $0.25 per share payable on December 31, 2009 to stockholders of record on December 10, 2009.

Total sales for the second quarter were $1.2 billion, a 4% increase compared to the prior year. Barnes & Noble store sales decreased 2% to $950 million, with comparable store sales decreasing 3.2% for the quarter. Barnes & Noble.com sales were $120 million for the quarter, a 9% increase compared to the prior year. Total sales include Barnes & Noble College Bookstore (“College”) sales of $65 million for the period of September 30, 2009 (date of acquisition) through October 31, 2009. College’s comparable store sales decreased 0.2% during that same period.

The second quarter net loss was $24.0 million, or $0.43 per share. Included in the net loss were one-time transaction expenses of $0.13 per share associated with the College acquisition.

Bestselling titles during the quarter included Dan Brown’s The Lost Symbol, Jeff Kinney’s Dog Days (Diary of a Wimpy Kid Series #4), Mitch Albom’s Have a Little Faith, Vince Flynn’s Pursuit of Honor, Malcolm Gladwell’s What the Dog Saw and Edward Kennedy’s True Compass.

GUIDANCE

For the company’s fiscal 2010 third quarter ending January 30, 2010, comparable store sales at Barnes & Noble stores are expected to decline 1% to 3%. The company continues to expect full-year comparable store sales to decline 2% to 4%. College’s comparable store sales are expected to be in a range of 0% to 2% for the third quarter and to be in a range of 1% to negative 1% from the acquisition date to the end of fiscal 2010.

Owing to the overwhelming customer demand for nookTM, the world’s most advanced eBook reader, the company is ramping up its production schedule, incurring higher production costs than originally anticipated and increasing future investments related to its digital strategy, including additional people, technology and in-store marketing support. In addition, the company expects that general retail traffic will remain challenged during the holiday selling season. As a result of the above factors, the company is lowering its full year earnings per share forecast to be in a range of $0.33 to $0.63, from its previous forecast of $0.59 to $0.89. Third quarter earnings per share are expected to be in a range of $1.30 to $1.50.

As of October 31, 2009, the company operated 725 Barnes & Noble stores, 636 Barnes & Noble College Bookstores and 50 B. Dalton stores. During the second quarter, four Barnes & Noble stores were opened and three were closed.

A conference call with Barnes & Noble, Inc.’s senior management will be webcast beginning at 11:00 A.M. ET on Tuesday, November 24, 2009, and is accessible at www.barnesandnobleinc.com/webcasts.

Barnes & Noble, Inc. will report third quarter results on or about February 23, 2010.

ABOUT BARNES & NOBLE, INC.

Barnes & Noble, Inc. (NYSE: BKS), the world’s largest bookseller and a Fortune 500 company, operates 775 bookstores in 50 states. Barnes & Noble College Booksellers, LLC, a wholly-owned subsidiary of Barnes & Noble, also operates 636 college bookstores serving nearly 4 million students and over 250,000 faculty members at colleges and universities across the United States. Barnes & Noble is the nation’s top bookseller brand for the sixth year in a row, as determined by a combination of the brand’s performance on familiarity, quality, and purchase intent; the top bookseller in quality for the second year in a row and the number two retailer in trust, according to the EquiTrend® Brand Study by Harris Interactive®. Barnes & Noble conducts its online business through Barnes & Noble.com (www.bn.com), one of the Web’s largest e-commerce sites, which also features hundreds of thousands of titles in its eBookstore (www.bn.com/ebooks). Customers can buy and read eBooks on a wide range of platforms, including the iPhone and iPod touch, BlackBerry® smartphones, as well as most Windows® and Mac® laptops or full-sized desktop computers.

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company’s corporate website: www.barnesandnobleinc.com.

nook is a trademark of Barnes & Noble, Inc.

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SAFE HARBOR

This press release contains “forward-looking statements.” Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company’s products, possible disruptions in the company’s computer or telephone systems, possible risks associated with data privacy and information security, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company’s online and other initiatives, the performance and successful integration of acquired businesses, the success of the company’s strategic investments, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, the results or effects of any governmental review of the company’s stock option practices, product shortages, and other factors which may be outside of the company’s control. Please refer to the company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)

	13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended

	October 31, 2009	November 1, 2008	October 31, 2009	November 1, 2008

Sales	$1,160,895	1,113,317	$2,316,576	2,334,306
Cost of sales and occupancy	818,706	777,194	1,618,532	1,623,784
Gross profit	342,189	336,123	698,044	710,522
Selling and administrative expenses	324,144	313,432	612,795	613,224
Depreciation and amortization	49,169	44,213	94,022	86,698
Pre-opening expenses	1,284	3,310	2,983	6,476
Operating profit (loss)	(32,408)	(24,832)	(11,756)	4,124
Interest expense, net	3,945	1,311	4,248	2,398
Income (loss) from continuing operations before taxes	(36,353)	(26,143)	(16,004)	1,726
Income taxes	(12,421)	(10,438)	(4,311)	730
Income (loss) from continuing operations (net of income tax)	(23,932)	(15,705)	(11,693)	996
Loss from discontinued operations (net of income tax)	-	(2,468)	-	(3,828)
Net loss	(23,932)	(18,173)	(11,693)	(2,832)
Net (income) loss attributable to noncontrolling interests	(25)	(247)	4	(177)
Net loss attributable to Barnes & Noble, Inc.	$(23,957)	(18,420)	$(11,689)	(3,009)

Income attributable to Barnes & Noble, Inc.
Income (loss) from continuing operations	$(23,932)	(15,705)	$(11,693)	996
Less (income) loss attributable to noncontrolling interests	(25)	(247)	4	(177)
Net income (loss) from continuing operations attributable to Barnes & Noble, Inc.	$(23,957)	(15,952)	$(11,689)	819

Basic income per common share:
Income (loss) from continuing operations attributable to Barnes & Noble, Inc.	$(0.43)	(0.29)	$(0.21)	0.02
Loss from discontinued operations attributable to Barnes & Noble, Inc.	-	(0.05)	-	(0.07)
Net loss attributable to Barnes & Noble, Inc.	$(0.43)	(0.34)	$(0.21)	(0.05)

Diluted loss per common share:
Income (loss) from continuing operations attributable to Barnes & Noble, Inc.	$(0.43)	(0.29)	$(0.21)	0.02
Loss from discontinued operations attributable to Barnes & Noble, Inc.	-	(0.05)	-	(0.07)
Net loss attributable to Barnes & Noble, Inc.	$(0.43)	(0.34)	$(0.21)	(0.05)

Weighted average common shares outstanding
Basic	55,230	54,411	55,208	54,306
Diluted	55,230	54,411	55,208	54,306

Dividends declared per common share	$0.25	0.25	$0.50	0.50

Percentage of sales:
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy	70.5%	69.8%	69.9%	69.6%
Gross profit	29.5%	30.2%	30.1%	30.4%
Selling and administrative expenses	27.9%	28.2%	26.5%	26.3%
Depreciation and amortization	4.2%	4.0%	4.1%	3.7%
Pre-opening expenses	0.1%	0.3%	0.1%	0.3%
Operating profit (loss)	-2.8%	-2.2%	-0.5%	0.2%
Interest expense, net	0.3%	0.1%	0.2%	0.1%
Income (loss) from continuing operations before taxes	-3.1%	-2.3%	-0.7%	0.1%
Income taxes	-1.1%	-0.9%	-0.2%	0.0%
Income (loss) from continuing operations (net of income tax)	-2.1%	-1.4%	-0.5%	0.0%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)

	October 31, 2009	November 1, 2008	May 2, 2009

ASSETS
Current assets:
Cash and cash equivalents	$95,727	16,123	86,594
Receivables, net	146,035	94,511	70,721
Merchandise inventories	1,730,876	1,502,854	1,233,756
Prepaid expenses and other current assets	101,556	121,418	121,563
Current assets of discontinued operations	-	60,402	-
Total current assets	2,074,194	1,795,308	1,512,634

Property and equipment:
Land and land improvements	9,298	9,324	9,298
Buildings and leasehold improvements	1,212,259	1,097,879	1,102,439
Fixtures and equipment	1,563,163	1,355,932	1,331,524
	2,784,720	2,463,135	2,443,261
Less accumulated depreciation and amortization	1,932,410	1,633,744	1,642,517
Net property and equipment	852,310	829,391	800,744

Goodwill	524,060	239,311	254,842
Intangible assets, net	587,913	84,580	82,691
Other noncurrent assets	68,854	8,207	13,368
Noncurrent assets of discontinued operations	-	25,452	-
Total assets	$4,107,331	2,982,249	2,664,279

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,279,257	906,071	698,315
Accrued liabilities	716,685	562,848	587,454
Current liabilities of discontinued operations	-	62,206	-
Total current liabilities	1,995,942	1,531,125	1,285,769

Long-term debt	325,000	126,500	-
Deferred taxes	281,668	70,362	79,369
Other long-term liabilities	626,717	391,250	387,318
Noncurrent liabilities of discontinued operations	-	9,258	-

Shareholders' equity:
Common stock; $.001 par value; 300,000 shares
authorized; 88,461, 87,637 and 88,225
shares issued, respectively	88	88	88
Additional paid-in capital	1,277,674	1,257,744	1,274,454
Accumulated other comprehensive loss	(12,015)	(11,044)	(12,015)
Retained earnings	661,481	654,231	697,042
Treasury stock, at cost, 33,213, 33,061
and 33,148 shares, respectively	(1,050,802)	(1,047,443)	(1,049,328)
Total Barnes & Noble, Inc. shareholders' equity	876,426	853,576	910,241
Noncontrolling interest	1,578	178	1,582
Total shareholders' equity	878,004	853,754	911,823
Commitments and contingencies	-	-	-
Total liabilities and shareholders' equity	$4,107,331	2,982,249	2,664,279

CONTACT:
Media Contact:
Barnes & Noble, Inc.
Mary Ellen Keating, 212-633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investor Contacts:
Barnes & Noble, Inc.
Joseph J. Lombardi, 212-633-3215
Chief Financial Officer
jlombardi@bn.com
or
Barnes & Noble, Inc.
Andy Milevoj, 212-633-3489
Director of Investor Relations
amilevoj@bn.com